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EXHIBIT 23.1

MATTHEW HOOGENDOORN
CHARTERED ACCOUNTANT
                                             875 Merritt St.
                                             Coquitlam, B.C. V3J 7K9
                                             Phone (604) 936-9906
                                             Facsimile (604) 936-0374


            CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

Oban Mining Inc.
412 Memorial Drive N.E.
Calgary, Alberta
T2E 4Y7

I hereby consent to the use in the Prospectus constituting a part of this Registration Statement of my report dated November 17, 2000, relating to the financial statements of Oban Mining Inc, at October 31, 2000 which is contained in that Prospectus. My report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern.

I also consent to the reference to myself under the caption "Experts" in the Prospectus.

Coquitlam, British Columbia
January 9, 2001                              /s/ Matthew Hoogendoorn
                                             Matthew Hoogendoorn, CA